Exhibit 23.1

certified public accountant

2350 Mission College Blvd., Suite #1160, Santa Clara, CA 95054
Phone: 408-988-2900 | Fax: 408-988-2907 | naresh@taxguru.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-139127 and 333-152951) of Willdan Group, Inc. of our report dated April 30, 2008 relating to the consolidated financial statements of Intergy Corporation.

Nareshkumar H. Arora, Certified Public Accountant

Santa Clara, California

August 20, 2008